Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 (Nos. 333-213027 and 333-208813) and Form S-8 (Nos. 333-190533, 333-161409, 333-130337, and 333-1267574) of Medical Properties Trust, Inc. of our report dated March 1, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

March 1, 2017